EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sunrise Real Estate Development Group, Inc.
Shanghai, PRC


         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 21, 2005 relating to the consolidated financial statements of Sunrise Real Estate Development Group, Inc., which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO McCabe Lo Limited

Hong Kong
February 13, 2006